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                                                                    Exhibit 16.1

                            HJ & ASSOCIATES, L.L.C.
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
               American Institute of Certified Public Accountants
                Utah Association of Certified Public Accountants


June 15, 2000


Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

Re:   Score One, Inc.
      Commission File No. 000-26717

We were previously the independent accountants for the Company and on June 28, 1999 we reported on the financial statements of the Company for the fiscal years ended May 31, 1999 and 1998, and from inception on June 7, 1996 through May 31, 1999.

We have read Item 4 of the Current Report on Form 8-k of Score One, Inc. dated June 14, 2000 and we agree with the statements contained therein as they related to our firm.

Very truly yours,

/s/ HJ & Associates, LLC

HJ & Associates, LLC
(Formerly Jones, Jensen & Company)
Certified Public Accountants